UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 13, 2012

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2012, Cliffs Natural Resources Inc. (the "Company") and William A. Brake, Jr., our Executive Vice President, Global Metallics, agreed that Mr. Brake would cease employment with us effective March 31, 2012, and he will resign on that date from all positions with the Company and its subsidiaries and affiliates. On February 17, 2012, Mr. Brake entered into a separation agreement with us entitling him to receive severance benefits, which will include 24 months of base salary continuation, one year’s incentive bonus paid at target, an additional cash payment related to a bonus for which he would have been eligible under our Management Performance Incentive Plan prorated for the period in 2012 in which he was employed, and continued coverage for medical benefits under the Company’s health care plan for active employees up to the earlier of the date in which Mr. Brake fails to pay his share of the coverage costs, he reaches age 65 or his death. In exchange for the benefits provided in the separation agreement, Mr. Brake has agreed to provide us with a general release of claims.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

February 17, 2012	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: General Counsel, Corporate Affairs & Secretary